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                                                                    Exhibit 23.1



              Consent of Independent Certified Public Accountants



The Board of Directors
PathoGenesis Corporation:


We consent to incorporation by reference in the registration statements (Nos. 333-87615, 333-87613, 333-05095, 333-45571, 333-61183 and 333-63679) on Form S-8
of PathoGenesis Corporation of our reports dated January 21, 2000, except as to note 12 which is as of March 23, 2000, relating to the consolidated balance sheets of PathoGenesis Corporation and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999, and the related consolidated financial statement schedule for the years ended December 31, 1999 and 1998, which reports appear in the December 31, 1999 Annual Report on Form 10-K of PathoGenesis Corporation.


                                       KPMG LLP


Seattle, Washington
March 27, 2000